Exhibit 99.1

Eyenovia Announces Planned Retirement of Lead Independent Director Ken Lee, Jr.

NEW YORK— September 30, 2022—Eyenovia, Inc. (NASDAQ: EYEN), a pre-commercial ophthalmic technology company developing the Optejet® delivery system for use both in combination with its own drug-device therapeutic programs as well as out-licensing for additional indications, today announced the planned retirement of lead independent director, Ken Lee, Jr., effective today, September 30, 2022.

“Ken has been a valued member of both our Board of Directors and the Eyenovia family since 2018, contributing to our strategy and supporting our activities leading up to our planned New Drug Application (NDA) submission of our first product, Mydcombi,” said Michael Rowe, Chief Executive Officer of Eyenovia. “We are sorry to see Ken leave the board, but we are encouraged that he will remain available to us for advice and consultation in the future.”

“Ken has been an invaluable voice on our Board, and it is due in part to his guidance and insights that we are on the cusp of having our first approved commercial product,” stated Dr. Sean Ianchulev, Chairman of the Board. “We extend our gratitude and best wishes to Ken in his retirement.”

Mr. Lee was a member of Eyenovia’s Nominating and Corporate Governance, Audit and Compensation Committees. His committee obligations have been assumed by remaining Board members.

About Mydcombi™ for Mydriasis

Mydcombi is Eyenovia's investigational, first-in-class fixed-dose-combination product (tropicamide 1% and phenylephrine 2.5% ophthalmic spray) for pharmacologic mydriasis (eye dilation), which is targeted to improve the efficiency of the estimated 100 million office-based comprehensive eye exams performed every year in the United States, as well as the estimated 4 million pharmacologic mydriasis applications for cataract surgery. Developed as a micro-formulation for use without anesthetic, Eyenovia believes Mydcombi will help improve the efficacy, tolerability, and efficiency of pharmacologic mydriasis. Mydcombi has been licensed to Arctic Vision (Hong Kong) Limited in Greater China and South Korea.

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is an ophthalmic pharmaceutical technology company developing a pipeline of microdose array print (MAP™) therapeutics. Eyenovia is currently focused on the late-stage development of microdosed medications for mydriasis, presbyopia and myopia progression. For more information, visit Eyenovia.com.

The Eyenovia Corporate Information slide deck may be found at ir.eyenovia.com/events-and-presentations.

Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including estimated market opportunities for our product candidates and platform technology. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment (which could still be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials; the timing of, and our ability to submit applications for, obtaining and maintaining regulatory approvals for our product candidates; the potential impacts of COVID-19 on our supply chain; the potential advantages of our product candidates and platform technology; the rate and degree of market acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; reliance on third parties to develop and commercialize our product candidates; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our product candidates; intellectual property risks; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Contact:
Eyenovia, Inc.
John Gandolfo
Chief Financial Officer
jgandolfo@eyenovia.com

Eyenovia Investor Contact:
Eric Ribner
LifeSci Advisors, LLC
eric@lifesciadvisors.com
(646) 751-4363

Eyenovia Media Contact:
Eyenovia, Inc.

Norbert Lowe

Vice President, Commercial Operations

nlowe@eyenovia.com